Exhibit 10.13

SUMMARY OF COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

The following table sets forth the annual base salary actually paid and target bonus levels for the Company’s Named Executive Officers for 2004. Base salaries and target bonus levels for these Named Executive Officers will remain in effect until the Compensation Committee of our Board of Directors approves changes thereto:

NAME AND POSITION	YEAR	BASE SALARY		TARGET BONUS
Vincent C. Smith Chairman of the Board and Chief Executive Officer	2004	$150,000		$200,000

Douglas F. Garn President(1)	2004	400,000		200,000

M. Brinkley Morse Vice President, Finance and Operations and Chief Financial Officer	2004	350,000		150,000

Douglas Merritt Senior Vice President and General Manager, ADM	2004	211,458	(2)	75,000

Ratmir Timashev Senior Vice President and General Manager, Microsoft Solutions	2004	112,500	(3)	150,000

(1)	During 2004, Mr. Garn was Vice President, Worldwide Sales. Mr. Garn was promoted to President on February 18, 2005.
(2)	Mr. Merritt joined Quest on April 30, 2004, with an annual salary of $350,000.
(3)	Mr. Timashev joined Quest on March 17, 2004 as a result of our acquisition of Aelita Software Corporation, with an annual salary of $180,000.